Logitech International SA
(Form F-6 File No 333-06424)



Effective July 14, 2006, the par value is CHF 0.25 per Ordinary Share

AMERICAN DEPOSITARY SHARES
Each American Depositary Share
represents one-tenth of one deposited
Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR REGISTERED SHARES OF
THE PAR VALUE OF CHF 20.00 EACH
OF
LOGITECH INTERNATIONAL S.A.
(INCORPORATED UNDER THE LAWS
OF SWITZERLAND)
            The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
____________________________________
_______
____________________________________
________, or registered assigns IS THE
OWNER OF
____________________________________
_____________________
AMERICAN DEPOSITARY SHARES
representing deposited Registered Shares
(herein called Shares) of Logitech
International S.A., incorporated under the laws of Switzerland (herein called the Company). At the date hereof, each American Depositary Share represents one-tenth of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Zurich, Switzerland office of Swiss Bank
Corporation (herein called the Custodian).
The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at 48 Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of March 27, 1997 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) Shares
registered in the name of the Owner hereof
or as ordered by him or properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding
of Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as to
the identity and genuineness of any signature
and may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.  The Depositary shall
make and maintain reasonable arrangements
to enable Owners to receive tax credits,
reduction in Swiss withholding tax or other
benefits (pursuant to treaty or otherwise)
relating to dividend payments received in
respect of the Shares represented by the
American Depositary Shares.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
(a) such Shares and each certificate therefor
are validly issued, fully paid, not subject to
calls for additional payments of any kind and
free of any preemptive rights of the holders
of outstanding Shares, (b) such is duly
authorized so to do and (c)(i) registration
under the Securities Act of 1933 is not
required in connection with the public offer
and sale of such Shares in the United States,
(ii) the offer and sale of such Shares is
registered under the Securities Act of 1933,
or (iii) such person acquired such Shares in a
transaction meeting the requirements of Rule
144 under the Securities Act of 1933 and
such Shares are no longer restricted
securities within the meaning of Rule 144.
Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner of
a Receipt may be required from time to time
to file with the Depositary or the Custodian
such proof of citizenship or residence, any
required exchange control approval, or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Switzerland
which is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of the
Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners and (8) any other charge payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners of record as
of the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has been
Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, (c) terminable
by the Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends or
other distributions or to any notice provided
for in the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature of
a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission. Such reports will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts; provided that such inspection shall
not be for the purpose of communicating
with Owners in the interest of a business or
object other than the business of the
Company or a matter related to this Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary may, and shall at the request of
the Company, cause the securities or
property received by it to be distributed to
the Owners entitled thereto, after deduction
or upon payment of any fees and expenses of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement or any taxes or other
governmental charges in any manner, after
consultation with the Company, to the extent
practicable, that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after
consultation with the Company, to the extent
practicable, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01 of
the Deposit Agreement.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall if the
Company so requests, distribute to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the
deposit of Shares and the issuance of
American Depositary Shares evidenced by
Receipts, including the withholding of any
tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject to
the conditions described in Section 4.01 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, to the extent
practicable, shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion, after
consultation with the Company, to the extent
practicable, that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary as
provided in Article 7 hereof and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the preceding paragraph, such
Receipts shall be legended if required in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under such laws.
      If the Depositary determines, after
consultation with the Company, to the extent
practicable, in its discretion that it is not
lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.09
of the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled to
such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in this Deposit Agreement shall
create, any obligation on the part of the
Company to file a registration statement with
respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, after
consultation with the Company, to the extent
practicable, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary,
after consultation with the Company, to the
extent practicable, shall fix a record date,
which shall be the record date, if any,
established by the Company for such
purpose or, if different, as close thereto as
practicable, (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof
or (ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement or (c)
obligated to pay any charges pursuant to
clause (8) of Section 5.09 of the Deposit
Agreement and Article 7 of this Receipt.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, in the form
prepared by the Depositary, after
consultation with the Company which shall
contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Company, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of law and of the statuts
of the Company, to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given or deemed
given in accordance with the last sentence of
this paragraph if no instruction is received,
to the Depositary to give a discretionary
proxy to a person designated to the Company
(and the Company will cause such person to
vote the Shares represented by such
Deposited Securities in accordance with
instructions of the Board of Directors of the
Company).  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request; provided, that the
Depositary shall not demand a poll.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities (and the Company will
cause such person to vote the Shares
represented by such Deposited Securities in
accordance with instructions of the Board of
Directors of the Company); provided, that no
such instruction shall be deemed given and
no such discretionary proxy shall be given
with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information
as promptly as practicable in writing) that (x)
the Company does not wish such proxy
given, (y) substantial opposition exists or (z)
such matter materially and adversely affects
the rights of holders of Shares.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party American
Depositary Shares shall thenceforth
represent any securities which shall be
received by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities, in addition
to the existing Deposited Securities, the right
to receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, after consultation with the
Company, and shall if the Company so
requests, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of
the statuts of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable  expenses of
counsel) which may arise out of any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with the
provisions of the Deposit Agreement and of
the Receipts, as the same may be amended,
modified, or supplemented from time to
time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  The
indemnities contained in the preceding
sentence shall not extend to any liability or
expense which may arise out of any
Pre-Release (as defined in Section 2.09 of
the Deposit Agreement) but only to the
extent that any such liability or expense
arises in connection with (a) any United
States federal, state or local income tax laws,
or (b) the failure of the Depositary to deliver
Deposited Securities when required under
the terms of Section 2.05.  However, the
indemnities provided in the preceding
paragraph shall apply to any such liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum relating to the offer
of sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (ii) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable without the
consent of Owners or Beneficial Owners of
Receipts.  Any amendment which shall
impose or increase any fees or charges (other
than taxes and other governmental charges,
registration fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of 30 days after notice of
such amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
5.09 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt
referred to in Section 5.09, any expenses for
the account of the Owner of such Receipt in
accordance with the terms and conditions of
the Deposit Agreement, and any applicable
taxes or governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	SUBMISSION TO JURISDICTION;
WAIVER OF IMMUNITIES.
      In the Deposit Agreement, the
Company has (i)   appointed CT Corporation
System, 1633 Broadway, New York, New
York 10019, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Deposited Securities, the American
Depositary Shares, the Receipts or this
Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which ny such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.



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